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                                  EXHIBIT 10.21

October 28, 2004

Mercantile Bank Corporation
Mercantile Bank of West Michigan
5650 Byron Center Avenue SW
Wyoming, Michigan 49509

     Re: Second Amendment to Employment Agreement dated October 18, 2001

Ladies and Gentlemen:

     This letter confirms our agreement reached today regarding the Employment Agreement dated as of October 18, 2001, by and among you and me, as amended by the letter agreement dated October 17, 2002 (as amended, the "Employment Agreement"). We have agreed that all references in the Employment Agreement to my titles as Senior Vice President and Secretary of Mercantile Bank Corporation or as Senior Vice President, Chief Operating Officer and Chief Loan Review Officer of Mercantile Bank of West Michigan, are amended respectively to refer to Executive Vice President and Secretary of Mercantile Bank Corporation and Executive Vice President and Chief Operating Officer of Mercantile Bank of West Michigan, to take into account the promotion I previously received that changed my Vice President title from Senior Vice President to Executive Vice President, and to omit the Chief Loan Review Officer title from the Employment Agreement.

     Except as specifically amended by this letter, all of the terms of the Employment Agreement remain in full force and effect. This letter may be executed in counterparts, and is governed by Michigan law.


                                        /s/ Robert B. Kaminski
                                        ----------------------------------------
                                        Robert B. Kaminski

MERCANTILE BANK CORPORATION


By: /s/ Gerald R. Johnson, Jr.
    ----------------------------------------
    Its: Chairman & Chief Executive Officer


MERCANTILE BANK OF WEST MICHIGAN


By: /s/ Gerald R. Johnson, Jr.
    ----------------------------------------
    Its: Chairman